UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2016

HECLA MINING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200

Coeur d'Alene, Idaho 83815-9408

(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100

(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 20, 2016 we entered into a Fourth Amended and Restated Credit Agreement (“Credit Agreement”) with The Bank of Nova Scotia and ING Capital LLC (the “Lenders”) to replace our prior Credit Agreement. The Credit Agreement is a $100 million senior secured revolving facility with a three year term and available to us for general corporate purposes.  The interest rate on outstanding loans under the Credit Agreement is between 2.25% and 3.25% above the LIBOR or between 1.25% and 2.25% above an alternative base rate depending on our total leverage ratio. We are required to pay a standby fee of 0.50% per annum on undrawn amounts under the Credit Agreement. We are also required to pay a participation fee for letters of credit issued under the Credit Agreement in an amount between 2.25% and 3.25% based on our total leverage ratio, as well as a fronting fee to each issuing bank at the rate of 0.20% per annum on the average daily dollar amount of our letter of credit exposure. The Credit Agreement amends the Company’s third amended and restated credit agreement dated February 14, 2014, as amended (the “Third Amended and Restated Credit Agreement”) by modifying certain terms to (1) include the issuance of letters of credit and (2) make other immaterial or clarifying modifications and amendments to the terms of the Third Amended and Restated Credit Agreement. Currently we have not made any borrowings under the Credit Agreement.

We and certain of our subsidiaries are the borrowers under the Credit Agreement, while certain of our other subsidiaries are guarantors of the borrowers’ obligations under the Credit Agreement. As further security, the credit facility is collateralized by the equity interests of our subsidiaries that own the Greens Creek mine or are part of the Greens Creek Joint Venture and our subsidiary Hecla Admiralty Company (the “Greens Creek Group”), and by our joint venture interests in the Greens Creek Joint Venture, all of our rights and interests in the joint venture agreement, and all of our rights and interests in the assets of the joint venture and the Greens Creek Group.

The Credit Agreement contains representations and warranties we made. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that we have exchanged in connection with signing the Credit Agreement. While we do not believe that they contain information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Credit Agreement. Accordingly you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules. The Credit Agreement has been incorporated by reference herein to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information about us can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The disclosure schedules contain information that has been included in our general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Credit Agreement, which subsequent information may or may not be fully reflected in public disclosures.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 and in Exhibit 10.1 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1

Fourth Amended and Restated Credit Agreement dated as of May 20, 2016, by and among Hecla Mining Company, Hecla Limited, Hecla Alaska LLC, Hecla Greens Creek Mining Company, and Hecla Juneau Mining Company, as the Borrowers, The Bank of Nova Scotia, as the Administrative Agent for the Lenders, and various Lenders.  *

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:      May 25, 2016

Hecla Mining Company

By:	/s/ David C. Sienko
David C. Sienko
Vice President & General Counsel